Exhibit 99.1

[PRICESMART LOGO]

PriceSmart Announces Fourth Quarter and Fiscal Year 2003 Results

SAN DIEGO, CA (December 16, 2003)—PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year ended August 31, 2003. PriceSmart, Inc. also announced the filing of the Company’s Annual Report on Form 10-K for the year ended August 31, 2003 as well as its amended Annual Report on Form 10-K/A for the year ended August 31, 2002 and its amended Quarterly Reports on Form 10-Q/A for the first three quarters of fiscal year 2003. The Reports reflect the previously announced restatement of the Company’s financial results.

For the fourth quarter, total revenues declined 7% to $146.6 million from $158.1 million in the fourth quarter of fiscal year 2002. Operating income (loss) was $(25.9) million compared to $2.9 million last year. Fourth quarter net income (loss) available to common stockholders was $(26.0) million, or $(3.78) per diluted share, compared to $6.8 million, or $0.96 per diluted share, in the prior year. The fiscal 2003 fourth quarter loss includes $7.2 million in closure costs and asset impairment charges related to the three warehouse clubs closed as of August 31, 2003, and an additional $4.5 million non-cash asset impairment charge to write down long lived assets relating to under performing warehouse clubs in Guam and the United States Virgin Islands.

For the fiscal year 2003, total revenues rose 5% to $660.7 million from $628.5 million in fiscal year 2002. Operating income (loss) was $(24.3) million compared to $13.5 million last year. Net income (loss) available to stockholders was $(32.1) million, or $(4.67) per diluted share, compared to $10.4 million, or $1.55 per diluted share, in fiscal 2002. In addition to the asset impairment and closure costs of $11.7 million in the fourth quarter, the full year 2003 results also included $1.1 million in severance costs.

Conference Call

Management will provide additional details about the fourth quarter, fiscal year and recent developments, and will answer questions sent in advance, during an audio presentation that will be available beginning at 8:00 a.m. ET on Monday, December 22, 2003. Questions for management should be e-mailed to ehernandez@pricesmart.com or faxed to 858-581-7700 by Thursday, December 18, 2003 at 5:00 p.m. ET. Interested parties may listen to the presentation by visiting the Investor Relations section of the Company’s web site at www.pricesmart.com.

About PriceSmart

PriceSmart, headquartered in San Diego, is a volume-driven, membership merchandise and services provider, delivering quality, value and low prices to the rapidly emerging consumer class in Latin America, the Caribbean and Asia. PriceSmart now operates 26 warehouse clubs in 12 countries and two U.S. territories (four in Panama; three each in Costa Rica and the Philippines; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Guam, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also owns a 50% interest in three warehouse clubs in Mexico and licenses 13 warehouses in China and one in Saipan, Micronesia.

This press release contains forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which involves risks, including the imposition of governmental controls and general political, economic and business conditions; any failure by the Company to manage its growth could adversely affect its business; the Company faces significant competition; the Company may encounter difficulties in the shipment of goods to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people with whom the Company has established strategic relationships; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; recent legal actions filed against the Company could adversely affect the Company’s future results of operations and financial position; the Company had a substantial net loss in fiscal 2003 and may continue to incur losses in future periods; the Company may not have adequate cash to meet its operating and capital needs in future periods; the Company’s auditors have indicated to the Company that they believe there were material weaknesses in the Company’s internal controls at year-end 2003; and the Company expects to incur substantial legal and other professional service costs; as well as those risks described in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended, on December 16, 2003. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to current period presentation.

For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer (858) 551-2336; or James Cahill, Vice Chairman of the Board and Interim Chief Financial Officer (858) 581-4694.

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PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2003	2002	2003	2002
Revenues:
Sales:
Net warehouse	$142,223	$153,084	$638,485	$609,034
Export	1,085	980	7,039	2,361
Membership income	2,045	2,265	8,335	8,911
Other income	1,246	1,750	6,838	8,222

Total revenues	146,599	158,079	660,697	628,528

Operating Expenses:
Cost of goods sold:
Net warehouse	129,985	128,008	558,982	515,224
Export	1,058	895	6,749	2,240
Selling, general and administrative:
Warehouse operations	22,947	20,843	82,812	74,757
General and administrative	5,941	5,454	21,239	18,889
Severance	—	—	1,083	—
Settlement and related expenses	—	—	—	1,720
Preopening expenses	853	13	2,366	2,213
Asset impairment and closure costs	11,736	—	11,736	—

Total expenses	172,520	155,213	684,967	615,043

Operating income (loss)	(25,921)	2,866	(24,270)	13,485

Other income (expense):
Interest income	682	588	2,917	2,944
Interest expense	(2,674)	(2,294)	(10,671)	(9,448)
Other income (expense)	(346)	39	(328)	(4)
Equity in loss of unconsolidated affiliate	(649)	(120)	(2,967)	(37)
Minority interest	4,564	167	5,276	(152)

Total other income (expense)	1,577	(1,620)	(5,773)	(6,697)

Income (loss) before provision (benefit) for income taxes	(24,344)	1,246	(30,043)	6,788
Provision (benefit) for income taxes	969	(5,988)	183	(4,647)

Net income (loss)	(25,313)	7,234	(30,226)	11,435
Preferred dividends	654	400	1,854	991

Net income (loss) available to common stockholders	$(25,967)	$6,834	$(32,080)	$10,444

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PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED – AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended August 31,			Twelve Months Ended August 31,
	2003	2002		2003	2002
Earnings (loss) per share:
Basic	$(3.78)	$1.01		$(4.67)	$1.62
Diluted	$(3.78)	$0.96		$(4.67)	$1.55
Shares used in per share computation:
Basic	6,872	6,767		6,865	6,455
Diluted	6,872	7,529	(1)	6,865	6,741	(2)

(1).	In calculating diluted earnings per share for the three months ended August 31, 2002, the company included 533,333 shares of common stock issuable upon conversion of the outstanding shares of preferred stock in diluted shares, which assumes the conversion of all outstanding shares of preferred stock into common stock as of the beginning of the period. Consistent with this assumption, the calculation of diluted earnings per share for the three months ended August 31, 2002 uses net income before taking into account the preferred dividend.
(2).	In calculating diluted earnings per share for the year ended August 31, 2002, the company did not include any shares of common stock issuable upon conversion of the preferred stock in diluted shares because the effect of such conversion would be anti-dilutive. Consistent with the assumption of no shares of preferred converting into common stock as of the beginning of the period, the calculation of diluted earnings per share for the year ended August 31, 2002 uses net income available to common stockholders, which takes into account the preferred dividend.

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	August 31,
	2003	2002
ASSETS
Current Assets:
Cash and cash equivalents	$17,722	$25,097
Marketable securities	—	3,015
Receivables, net of allowance for doubtful accounts of $698 and $183 in 2003 and 2002, respectively	5,970	11,520
Receivables from unconsolidated affiliate	1,086	566
Merchandise inventories	73,668	79,297
Prepaid expenses and other current assets	8,004	8,304
Income tax receivable	1,331	—

Total current assets	107,781	127,799
Restricted cash	32,129	21,918
Property and equipment, net	186,027	185,107
Goodwill, net	23,071	23,071
Deferred tax asset	16,502	15,862
Other assets	8,579	4,018
Investment in unconsolidated affiliate	16,996	10,963

Total Assets	$391,085	$388,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$20,086	$23,553
Accounts payable	68,504	66,725
Accrued salaries and benefits	3,556	3,210
Deferred membership income	4,080	3,993
Income taxes payable	—	1,425
Other accrued expenses	9,142	6,644
Long-term debt, current portion	14,426	9,059

Total current liabilities	119,794	114,609
Deferred rent	968	—
Accrued closure costs	3,128	—
Long-term debt, net of current portion	99,616	90,539

Total liabilities	223,506	205,148
Minority interest	8,160	10,179
Commitments and contingencies	—	—
Stockholders’ Equity:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized;
Series A convertible preferred stock– 20,000 shares designated, 20,000 shares issued and outstanding in 2003 and 2002, respectively (liquidation preference of $20,267 in 2003)	19,914	19,914
Series B convertible preferred stock – 30,000 shares designated, 22,000 shares issued and outstanding in 2003 (liquidation preference of $22,254 in 2003)	21,983	—
Common stock, $.0001 par value, 15,000,000 shares authorized; 7,285,563 and 7,282,939 shares issued and outstanding in 2003 and 2002, respectively	1	1
Additional paid-in capital	164,120	161,094
Tax benefit from exercise of stock options	3,379	3,360
Notes receivable from stockholders	(685)	(769)
Deferred compensation	(1,314)	(95)
Accumulated other comprehensive loss	(14,022)	(6,292)
Retained (deficit) earnings	(24,560)	7,520
Less: treasury stock at cost; 413,650 and 498,422 shares in 2003 and 2002, respectively	(9,397)	(11,322)

Total stockholders’ equity	159,419	173,411

Total Liabilities and Stockholders’ Equity	$391,085	$388,738